UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2012

COMPUTER PROGRAMS AND SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-49796	74-3032373
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 Wall Street, Mobile, Alabama 36695
(Address of principal executive offices, including zip code)

(251) 639-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On November 14, 2012, the Board of Directors (the “Board”) of Computer Programs and Systems, Inc. (the “Company”) adopted certain amendments to the Bylaws of the Company, effective on such date. A summary of the amendments to the Bylaws approved by the Board is set forth below:

(a)	Majority Voting: The Bylaws were amended to change the voting standard for uncontested director elections from plurality voting to majority voting. A plurality voting standard was retained for contested director elections. In connection with this change, the Board also adopted a Director Resignation Policy, pursuant to which a director is required, promptly following such person’s election or re-election, to tender an irrevocable resignation in writing, which resignation will become effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of the resignation by the Board. The Nominating and Corporate Governance Committee of the Board (the “Committee”) will recommend to the Board whether to accept or reject the resignation offer. The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it expeditiously following the date of the certification of the election results.

(b)	Advance Notice Requirements for Stockholder Business: The Bylaws were amended to add an advance notice provision that requires a stockholder to give adequate notice to the Company of any business (other than director nominations) to be brought by such stockholder before an annual meeting of the stockholders. The Bylaws were also amended to update the advance notice provision regarding a stockholder’s director nominations, including changes regarding additional information that must be submitted in conjunction with a stockholder’s notice to the Company regarding the director nominee.

(c)	Business at Special Meetings: The Bylaws were amended to clarify that only business that is specified in the notice of a special meeting of the stockholders will be considered at the meeting.

(d)	General Voting Standard: The Bylaws were amended to provide that matters (other than director elections) will be determined by “a majority of the votes cast affirmatively or negatively,” clarifying that broker non-votes and abstentions are not considered when determining whether a matter has been approved.

(e)	Voting Rights: The Bylaws were amended to provide that the vote for directors at a stockholders’ meeting will be by ballot and to clarify that each stockholder is entitled to one vote for each share of stock held by such stockholder.

(f)	Committees of the Board: The Bylaws were amended to add various provisions regarding Board committees that mirror the provisions of the full Board, including establishing quorum requirements and expressly providing for majority voting at committee meetings and the ability of committees to take action without a meeting.

(g)	Fractional Shares: The Bylaws were amended to clarify that the Company will not issue fractional shares of the Company’s stock.

(h)	Other Amendments: The Bylaws were amended to make other clarifying, technical and/or conforming changes, including updates in accordance with changes made to the Delaware General Corporation Law since the Bylaws were first adopted in 2002, including, but not limited to, the following:

•	The Bylaws were revised to clarify that the Board may take action by unanimous consent by electronic transmission, and not solely in writing.

•

The Bylaws now permit the Board, consistent with Delaware law, to elect to fix one record date for purposes of determining stockholders entitled to notice of a stockholder meeting and a different record date for determining stockholders entitled to vote at such meeting.

•	A section was added in order to provide a method for counting days consistent with Delaware law in connection with the various notice provisions in the Bylaws.

•	A section was added to clarify that facsimile signatures of officers of the Company may be used unless restricted by the Board.

•	A severability provision was added to the Bylaws, where previously no such section existed.

The above description of the Amended and Restated Bylaws is not complete and is qualified in its entirety by reference to the Amended and Restated Bylaws, which are filed as Exhibit 3 to this Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit

3	Amended and Restated Bylaws of Computer Programs and Systems, Inc., as Amended November 14, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER PROGRAMS AND SYSTEMS, INC.

Date: November 16, 2012	By:	/s/ David A. Dye
David A. Dye
Chief Financial Officer